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                                  EXHIBIT 99.2n-1


                           CONSENT OF ERNST & YOUNG LLP




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                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 19, 1995 on the Statement of Assets of Liabilities as of April 19, 1995 of Berthel Growth & Income Trust I and the Balance Sheet as of April 19, 1995 of Berthel Fisher & Company Planning, Inc. in the Prospectus dated June 21, 1995, and to the reference to our firm under the caption "Experts - Page 85 of the Prospectus" in the Cumulative Supplement No. 3 to Prospectus dated June 21, 1995, both included in this Post-Effective Amendment No. 2 to the Berthel Growth & Income Trust I Registration Statement (Form N-2 No. 33-89506).


                                            Ernst & Young LLP

Des Moines, Iowa
May 15, 1997


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